UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                       ____________________

                             FORM 8-K

                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 14, 2004

                       EMPIRE RESORTS, INC.
      (Exact name of registrant as specified in its charter)

          Delaware              1-12522            13-3714474
 (State or other jurisdiction  (Commission       (IRS Employer
          of incorporation)    File Number)  Identification No.)

              Route 17B, Monticello, New York  12701
              Address of principal executive offices

Registrant's telephone number, including area code:
(845) 794-4100  ext 478

      ______________________________________________________
  (Former name or former address, if changed since last report.)

Item 5.   Other Events.

     On January 14, 2004, Empire Resorts, Inc. ("Empire") and Monticello Raceway Management, Inc. ("MRMI") were notified by the New York Lottery that it had completed its initial review of their respective Video Lottery Agent Applications and have been temporarily licensed while the New York State Police completes a background investigation. Such applications were submitted on the basis of the consolidation of interests between Empire and Catskill Development, LLC and various affiliates that was completed on January 12, 2004.

     Also on January 14, 2004, the New York State Racing and Wagering Board (the "Board") advised MRMI that it had approved the Monticello Raceway track and simulcast applications for 2004. The Board also reviewed information concerning the consolidation transaction prior to the approval. The Board assigned 224 programs for specified dates, with a maximum of twelve races per day. Additional races are to be approved by the Board on a case by case basis. The track and simulcast licenses are conditioned upon compliance with all applicable provisions of the Racing, Pari-Mutuel Wagering and Breeding Law, board Rules and regulations and the requirements set forth in the track and simulcast applications.

                            SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Empire has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EMPIRE RESORTS, INC.
Dated: January 15, 2004

                                   By: /s/ Robert A. Berman
                                       Robert A. Berman
                                       Chief Executive Officer